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                                                                    Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 6, 1995, included or incorporated by reference in this Form 10-K, into the Company's previously filed registration statements as follows: (1) Form S-3 Registration Statement File No. 33-7542 (relating to the Company's Common Stock Shelf Program); (2) Form S-3 Registration Statement File No. 33-54469 (relating to the Company's Dividend Reinvestment Plan); (3) Form S-3 Registration Statement File No. 33-64136 (relating to $2,000,000,000 aggregate principal amount of the Company's First and Refunding Mortgage Bonds and Medium-Term Notes); (4) Form S-3 Registration Statement File No. 33-50707 (relating to $1,500,000,000 aggregate principal amount of the Company's First and Refunding Mortgage Bonds); (5) Form S-3 Registration Statement File No. 33-38334 (relating to 2,414,892 shares of the Company's Common Stock); (6) Form S-8 Registration Statement File No. 33-50601 (relating to the Company's Savings Fund Plan for Employees); (7) Form S-8 Registration Statement File No. 33-23692 (relating to the Company's 1986 Stock Option Plan); and (8) Form S-3 Registration Statement File No. 33-62488 (relating to 10,000,000 shares of the Company's Redeemable First Preferred Stock).

ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP
San Francisco, California
March 27, 1995